                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                    FORM 8-A



                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934



                            SHAMROCK LOGISTICS, L.P.
             (Exact name of registrant as specified in its charter)



                 DELAWARE                                       74-2958817
        (State of incorporation                              (I.R.S. Employer
             or organization)                                Identification No.)


         6000 NORTH LOOP 1604 WEST
         SAN ANTONIO, TEXAS                                         78249
(address of principal executive offices)                          (Zip Code)


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

TITLE OF EACH CLASS                              NAME OF EACH EXCHANGE ON WHICH
TO BE SO REGISTERED:                             EACH CLASS IS TO BE REGISTERED:

Common Units representing
limited partner interests                        New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities act registration statement file number to which this form relates:
333-43668

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

None.

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

               A description of the common units representing limited partner interests in Shamrock Logistics, L.P. (the "Registrant") to be registered hereunder is set forth under the captions "Prospectus Summary," "Cash Distribution Policy," "Description of the Common Units," "The Partnership Agreement" and "Tax Considerations" in the prospectus included in the Registrant's Registration Statement on Form S-1 (No. 333-43668), as filed with the Securities and Exchange Commission on August 14, 2000 under the Securities Act of 1933, as amended, and will be set forth in any prospectus filed in accordance with Rule 424(b) thereunder, which description is incorporated herein by reference.

ITEM 2. EXHIBITS

        The following exhibits to this Registration Statement on Form 8-A are either filed herewith or are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

      1. Registrant's Registration Statement on Form S-1 (No. 333-43668), as filed with the Securities and Exchange Commission on August 14, 2000 (the "Registration Statement").

      2.    Certificate of Limited Partnership of the Registrant, as filed as
            Exhibit 3.1 to the prospectus included in the Registration Statement on Form S-1.

      3. Certificate of Amendment to Certificate of Limited Partnership of the Registrant, as filed as Exhibit 3.2 to the prospectus included in the Registration Statement on Form S-1.

      4. Second Amended and Restated Agreement of Limited Partnership of the Registrant, which is included as Appendix A to the prospectus included in the Registration Statement on Form S-1.

      5. Form of Certificate Evidencing Common Units, which is included as Exhibit A to Appendix A to the prospectus included in the Registration Statement on Form S-1.

                                 SIGNATURE

               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 29, 2001

                                      SHAMROCK LOGISTICS, L.P.

                                      BY:   RIVERWALK LOGISTICS, L.P.
                                            ITS GENERAL PARTNER

                                      BY: SHAMROCK LOGISTICS GP, LLC
                                            ITS GENERAL PARTNER



                                          By: /s/ C. V. Anastasio
                                             ----------------------------------
                                          Name:  C. V. Anastasio
                                          Title: President and Chief Executive
                                                   Officer